UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 10, 2001


                                  RIM.COM INC.
             (Exact name of registrant as specified in its charter)


            Nevada                      0-31047                   86-0995730
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


7579 E. Main, Suite 600, Scottsdale, AZ                              85251
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code (480) 970-3336

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     On December 10, 2001 the Board of Directors of Rim.Com Inc. (the "Registrant") approved the dismissal of Semple & Cooper, LP ("Semple & Cooper") and the engagement of Gary Hirth ("Hirth"), as the Registrant's certifying accountant.

     Semple & Cooper, LP had been Registrant's certifying accountant for the prior two years. During the past two years Semple & Cooper's report on Registrant's financial statements contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles, except for a disclaimer as to Registrant's "ability to continue as a going concern." Registrant had no disagreements with Semple & Cooper during the past two years on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     Registrant did not consult with Hirth prior to his engagement regarding the application of any accounting principles or any type of audit opinion that might be rendered by him.

     Registrant has made the contents of this Form 8-K filing available to Hirth and Semple & Cooper and requested each of them to furnish a letter to the Securities and Exchange Commission as to whether each agrees or disagrees with, or wishes to clarify Registrant's expression of their views. A copy of Semple & Cooper's letter to the SEC is included as an exhibit, or will be included as an exhibit on amendments, to this filing.

     ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Businesses Acquired. None.

          (b)  Pro-Forma Financial Information. None.

          (c)  Exhibits.

               (i) Letter of Semple & Cooper to SEC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto authorized.

                                  RIM.COM INC.



Date: December 13, 2001           By: /s/ Christina M. Strauch
                                      -------------------------------------
                                      Christina M. Strauch
                                      (Chief Executive Officer)